EXHIBIT 10.02


                                    ADDENDUM

        This Addendum to the Asset Purchase Agreement (the "Agreement") by and between The Natural Baby Company, Inc. and Duncan Hill Co., Ltd. is entered into by and between the parties and Kid's Stuff, Inc., effective as of November 10, 1996.

        Whereas, Duncan Hill Co., Ltd. has requested additional time beyond January 3, 1997 within which to close the purchase of assets; and

        Whereas, The Natural Baby Company, Inc. is willing to extend the closing date in accordance with the terms set forth herein.

        Now, therefore, for and in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

1. The Purchase Price set forth in Paragraph 2.1 of the Purchase Agreement is increased by the amount of $350,000, which shall be payable at Closing as follows: $100,000 cash or certified funds and the $250,000 evidenced by a promissory note from Kid's Stuff, Inc. containing the terms set forth in Paragraph 2.

2. The Promissory Note shall be in the amount of $250,000, bear interest at Eight percent (8%) per annum, with annual payments of interest only, in arrears for three years, then followed by five annual payments of Fifty Thousand Dollars ($50,000), plus accrued interest, payable on the fourth, fifth, sixth, seventh and eight anniversaries of the execution of the Promissory Note. The Promissory Note shall be convertible into unregistered shares of the common stock of Kid's Stuff, Inc. at the election of the holder, in whole or in part, at $5.00 per share. The Promissory Note may be prepaid at any time without penalty, upon thirty days written notice from Kid's Stuff, Inc. Such conversion is contingent upon exemption from registration of the shares issued upon conversion. Kid's Stuff, Inc. shall bear the expense of exemption from registration promptly upon notice of conversion from the holder.

3. Jane Martin, Daniel Martin, The Natural Baby Company, Inc. and Duncan Hill Co., Ltd. hereby consent to the assignment of the Purchase Agreement, the Daniel Martin Non-Compete Agreement and the Jane Martin Consulting & Non-Compete Agreement by Duncan Hill Co., Ltd. to its wholly owned subsidiary, Kids Stuff, Inc., with out waiving or releasing Duncan Hill Co., Ltd. from any of its obligations or duties under the foregoing agreements. Duncan Hill Company, Ltd. hereby assigns all of its right, title and interest in the Purchase Agreement to Kids Stuff, Inc.

4. The Final Closing Date is hereby extended to April 30, 1997, at the latest. The Company shall attempt to cause the Final Closing Date to occur on the last day of a month, however, the parties acknowledge that Final Closing Date shall occur within five business days subsequent to the closing of the public sale of securities of Kids Stuff, Inc. by VTR Capital, Inc. Further, the parties agree that an escrow closing shall be made within ten (10) business days prior to the effective date of the registration statement of


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Kid's Stuff, Inc. in connection with its pending public offering. Unless the
Final Closing Date is within fifteen business days from the effective date of Kids Stuff, Inc.'s registration statement, Sellers may terminate the transaction. At the escrow closing all deliveries required by the Seller's and Buyers other than cash and notes shall be delivered to escrow agent. Between the date of Escrow Closing and the Final Closing, business shall be conducted for the benefit of Buyer by Seller and the Seller Shareholders. The parties hereto agree that Dinsmore & Shohl, LLP shall serve as Escrow Agent for the Escrow Closing.

5. Paragraph 2.3 (b) of the Purchase Agreement is hereby modified by addition of the following: Provided, however, that the purchase price shall be adjusted pursuant to this section as follows:
(i) An adjustment shall be made under this paragraph 2.3(b) for any increase or decrease in the tangible net worth from 12/31/95 to 12/31/96;
(ii) If there is a decrease in the tangible net worth between 12/31/96 and Closing which is greater than 105% of the decrease from 12/31/95 to the date ]one year prior to Closing, a second adjustment shall be made decreasing the Purchase Price by the difference between:
(a) 105% of the decrease in tangible net worth from 12/31/95 to the date one year prior to closing; and,
(b) the actual decrease in tangible net worth from 12/31/96 and Closing.

6. Paragraph 2.3 of the Purchase Agreement is hereby modified as follows: Any adjustment to the Purchase Price shall be reconciled by adjusting the principal amount of the Promissory Note issuable pursuant to Paragraph 2 of this Addendum. The parties agree to deliver and execute such documents as reasonably required to effect this provision.


Agreed and Accepted

/s/ JANE MARTIN                      /s/ DANIEL MARTIN
---------------------------          --------------------------------
Jane Martin                          Daniel Martin


Duncan Hill Co., Ltd.

/s/ WILLIAM L. MILLER                PRESIDENT
---------------------------          --------------------------------
by                                   Title


The Natural Baby Company, Inc.

/s/ DANIEL MARTIN                    PRESIDENT
---------------------------          --------------------------------
by                                   Title


Kid's Stuff, Inc.

/s/ WILLIAM L. MILLER                CHIEF EXECUTIVE OFFICER
---------------------------          --------------------------------
by                                   Title